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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-72533, 333-80721, 333-80725, 333-55848, 333-63382 and 333-63712) of First Virtual Communications, Inc. (formerly, FVC.COM, Inc.) of our report dated January 30, 2002 except for Note 13 for which the date is March 29, 2002, relating to the consolidated financial statements of First Virtual Communications, Inc., which appears in this Form 10-K. We also consent to the incorporation by reference of our report, dated January 30, 2002, relating to the financial statement schedules, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
March 29, 2002

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS